EXHIBIT 10.22
                                                                   -------------


THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE OR ANY SECURITIES ISSUED IN EXCHANGE OR AS REPAYMENT FOR THIS NOTE.

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED AS SET FORTH HEREIN.

                            BRIDGELINE SOFTWARE, INC.

                             SECURED PROMISSORY NOTE

$_____                                                           _________, 2006

                  FOR VALUE RECEIVED, Bridgeline Software, Inc., a Delaware corporation (the "Company") with its principal executive office at 10 Sixth Road, Woburn, Massachusetts 01801, promises to pay to the order of ______, at _____ (the "Payee" or the "Holder") or registered assigns on the earlier of
____, 2007 and the date of a closing of a firm underwriting initial public offering of securities pursuant to a registration statement filed by the Company under the Act ("IPO") of the Company's common stock, par value $0.001 per share (the "Common Stock") (the "Maturity Date") the principal amount of ______ Dollars ($______) (the "Principal Amount"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 3 hereof. Interest shall accrue at the rate of 10% per annum from the date hereof until ________, 2006 [such date to be six months from the date of the closing of the Minimum Offering (as defined in the Offering, which definition is set forth below)] and at the rate of 12% per annum from ___________, 2006 [such date to be six months from the date of the closing of the Minimum Offering (as defined in the Offering, which definition is set forth below)] to the Maturity Date. Accrued interest will be due and payable quarterly commencing June 30, 2006. If the Maturity Date coincides with the IPO, 100% of the principal amount of the Notes hereof shall be paid off and discharged.

THE NOTES WILL BE SECURED BY SUBSTANTIALLY ALL THE ASSETS OF THE COMPANY PURSUANT TO A CERTAIN SECURITY AGREEMENT DATED AS OF THE DATE HEREOF, BY AND BETWEEN THE COMPANY, AS DEBTOR, AND THE HOLDER, AS SECURED PARTY, PROVIDED HOWEVER, THAT, IN ACCORDANCE WITH THE SECURITY AGREEMENT, THE NOTES ARE SUBORDINATED IN PAYMENT TO THE OBLIGATIONS OWING TO SAND HILL FINANCE, LLC UNDER A CERTAIN FINANCING AGREEMENT (THE "SENIOR AGREEMENT") BETWEEN THE COMPANY AND SAND HILL FINANCE, LLC, DATED AS OF MARCH 29, 2005, AS AMENDED, SO LONG AS ANY OBLIGATIONS ARE OUTSTANDING UNDER THE SENIOR AGREEMENT.

         Copies of all payments shall be sent to Joseph Gunnar & Co., LLC, 30 Broad Street, New York, NY 10004, Attn: Stephan A. Stein, via facsimile (212) 440-9668 (Joseph Gunnar & Co., LLC is hereinafter referred to as the "Placement Agent").

         Any payment by the Company pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds.

         The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, in the event of an Event of Default (as defined in Section 5 below), to pay to the holder of this Note, on demand, all costs and expenses (including reasonable legal fees) incurred in connection with the enforcement and collection of this Note.

         In consideration for the loan represented by this Note, the Company shall issue to the Payee, simultaneously herewith, a warrant to purchase _____ shares of Common Stock, which shares of Common Stock upon proper exercise of the warrant shall be duly authorized, validly issued, fully paid and non-assessable.

         1. [Reserved.]

         2. Secured Loan. The obligations of the Company hereunder and under similar notes aggregating the principal amount of up to $_____, with an over-allotment option of $______, are secured by a General Security Agreement dated as of ______, 2006 (the "Security Agreement"). This Note is part of a Unit issue (the "Offering") conducted by the Company pursuant to the Confidential Private Placement Memorandum dated _______, 2006 (including all Appendices thereto, the "Offering Documents").

         3. Computation of Interest.

                  A. Base Interest Rate. Subject to subsections 3B, 3C and 5C below, the outstanding Principal Amount shall bear interest at the rate set forth above.

                  B. Penalty Interest. In the event the Note is not repaid on the Maturity Date, the rate of interest applicable to the unpaid Principal Amount shall be increased to fifteen percent (15%) per annum from and after the Maturity Date provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 3C below.

                  C. Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note ("Applicable Usury Laws"), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no

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event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

         4.Covenants of Company

                  A. Affirmative Covenants. The Company (for this purpose to include all subsidiaries of the Company) covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4A:

                           (i) Taxes and Levies. The Company will promptly pay
and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent or upon the closing of the offering in which this Note is issued, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles ("GAAP") with respect to any such tax, assessment, charge, levy or claim so contested;

                           (ii) Maintenance of Existence. The Company will do or
cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

                           (iii) Maintenance of Property. The Company will at
all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

                           (iv) Insurance. The Company will, to the extent
necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

                           (v) Books and Records. The Company will at all times
keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents;

                           (vi) Financial Statements. The Company will provide
the Placement Agent with unaudited quarterly financial statements within 45 days after the end of each fiscal quarter commencing immediately after the Offering;

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                           (vii) Notice of Certain Events. The Company will give
prompt written notice (with a description in reasonable detail) to the Payee of:

                                    (a) the occurrence of any Event of Default
or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default; and

                                    (b) the delivery of any notice effecting the
acceleration of any indebtedness in excess of $50,000; and

                           (viii) The Company will take all reasonable steps,
from and after the date hereof, to actively pursue effectiveness and closing of the IPO, including obtaining all necessary audited financial statements, preparing and filing a registration statement with the Securities and Exchange Commission and processing the same to effectiveness, and compliance with Federal and State law; provided that the Company can provide no assurance that it will be able to close an IPO prior to the Maturity Date, if at all.

                  B. Negative Covenants. The Company (for this purpose to include all subsidiaries of the Company) covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4B (unless waived by or on behalf of the Holder):

                           (i) Liquidation, Dissolution, etc. The Company will
not liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof), and except as provided in Section 4B(ix);

                           (ii) Sales of Assets. The Company will not sell,
transfer, lease or otherwise dispose of any of its properties or assets to any person or entity, provided that this clause (ii) shall not restrict any disposition made in the ordinary course of business and consisting of

                           (a) capital goods which are obsolete or have no
remaining useful life; or

                           (b) finished goods inventories;

                           (iii) Redemptions. The Company will not redeem or
repurchase any outstanding equity securities of the Company, except for (a) repurchases of unvested or restricted shares of Common Stock at cost from employees, consultants or members of the Board of Directors pursuant to repurchase options of the Company (1) currently outstanding or (2) hereafter entered into pursuant to a stock option plan or restricted stock plan approved by the Company's Board of Directors;

                           (iv) Indebtedness. The Company will hereafter not
create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness for borrowed money except that outstanding on the date hereof and indebtedness which have the prior approval of the Holder or its representative;

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                           (v) Negative Pledge. Except as set forth in Schedule
4B(v) hereto, the Company will not hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a "Lien") upon any of its property, revenues or assets, whether now owned or hereafter acquired except that, subject to the approval of the Holders, the Company may grant a senior Lien in its accounts receivable and inventory to a commercial bank that in the future may agree to provide the Company financing.

                           (vi) Investments. Except as set forth in the Offering
Documents, the Company will not hereafter purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for investments in direct obligations of the United States of America or any agency thereof, obligations guaranteed by the United States of America and certificates of deposit or other obligations of any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus of at least $500,000,000; provided, however, that nothing contained in this clause (vi) shall preclude the Company from organizing subsidiaries.

                           (vii) Transactions with Affiliates. Except as set
forth in the Offering Documents, the Company will not hereafter enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated directly or indirectly with the Company (including officers, directors and shareholders owning 5% or more of the Company's outstanding capital stock), except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company and, where the transaction is valued at in excess of $50,000, with the prior consent of the Holder or its representative, not to be unreasonably withheld or delayed.

                           (viii) Dividends. The Company will not declare or pay
any cash dividends or distributions on its outstanding capital stock.

                           (ix) No Merger, etc. The Company will not engage in a
merger, consolidation, share exchange, acquisition, reorganization, declaration of bankruptcy, change in voting control, sale of voting control, or sale of substantially all of its assets or business in which its current shareholders do not own at least 51% of the outstanding shares of the surviving corporation or entity.

         5. Events of Default

                  A. The term "Event of Default" shall mean any of the events set forth in this Section 5A (the term "Company" for this purpose shall include all subsidiaries of the Company):

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                           (i) Non-Payment of Obligations. The Company shall
default in the payment of the principal or accrued interest of this Note as and when the same shall become due and payable, whether by acceleration or otherwise for ten (10) days.

                           (ii) Non-Performance of Affirmative Covenants. The
Company shall default in the due observance or performance of any covenant set forth in Section 4A, which default shall continue uncured for thirty (30) days after notice thereof.

                           (iii) Non-Performance of Negative Covenants. The
Company shall default in the due observance or performance of any covenant set forth in Section 4B, which default shall continue uncured for thirty (30) days after notice thereof.

                           (iv) Bankruptcy, Insolvency, etc. The Company shall:

                                    (a) admit in writing its inability to pay
its debts as they become due, excluding such debts in existence on the date of the closing of the Offering;

                                    (b) apply for, consent to, or acquiesce in,
the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

                                    (c) in the absence of such application,
consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

                                    (d) permit or suffer to exist the
commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

                                    (e) take any corporate or other action
authorizing, or in furtherance of, any of the foregoing.

                           (v) Cross-Default. The Company shall default in the
payment when due of any amount payable under any other obligation of the Company for money borrowed in excess of $100,000.

                  B. Action if Bankruptcy. If any Event of Default described in clauses (iv)(a) through (d) of Section 5A shall occur, the outstanding principal amount of this Note and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

                  C. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (iv)(a) through (d) of Section 5A) shall occur for any reason, whether voluntary or involuntary, and be continuing, for 30 days after notice, the Holder may, upon

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

notice to the Company, declare all or any portion of the outstanding principal amount of the Note, together with interest accrued thereon, to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid principal amount hereof, such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment ("Acceleration").

                  In addition, during an Event of Default specifically described in clause (i) of Section 5A, the Holder shall be entitled to (a) an increase in the interest on the Notes at the rate of 15% per annum and (b) payment of 25% of principal plus accrued interest on the Maturity Date, then the balance of outstanding principal and interest due in eight (8) consecutive equal monthly installments thereafter (the "Default Period Payments") with any balance of payments outstanding due accelerated by the consummation of the IPO during such period. In the event the Company is in default on any of the Default Period Payments, the Holder shall be entitled to (a) an increase in the interest on the Notes at the rate of 18% per annum, (b) any contract or other remedies prescribed by law and equity, and (c) election of such number of the Company's Board of Directors as shall equal 50% of the resulting number of Board members for so long as the default continues and remains uncured by the Company with respect to the Default Period Payments. In the event the Company is in compliance with the Default Period Payments as scheduled, the Noteholders shall, in their sole discretion, forbear from exercising any remedies other than the interest increase to 15% per annum.

         6. Miscellaneous.

                  A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

                  B. Governing Law. This Note shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Note shall be brought and prosecuted only in federal and state courts in the City, County and State of New York. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

                  C. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS NOTE.

                  D. Notice. All notices shall be in writing, and shall be deemed given when actually delivered to a party at its address set forth herein personally, by a reputable overnight

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messenger, or by receipted facsimile transmission, if to the Company at facsimile (781) 497-3033 and if to the Payee at facsimile (___) ________, unless the Note holder has not executed an Noteholder Agency Agreement as set forth in the Offering Documents, in which case the address for notice shall be as set forth in the books and records of the Company.

                  E. The Placement Agent. The Placement Agent is the placement agent for certain promissory notes, including the enclosed. Certain holders of these Notes have signed a Noteholder Agency Agreement with the Placement Agent that will affect the exercise of the rights set forth herein.

                  F. No Waiver. No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

                  G. Most Favored. If, subsequent to the date hereof and except as provided in the Offering Documents with respect to the issuance or _________(as defined in the Offering Documents), the Company completes a financing involving notes similar hereto on any terms more favorable to the holders thereof then the holders hereof, this Note, without any action on the part of any person, shall be deemed to include such more favorable terms.

                  IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                           BRIDGELINE SOFTWARE, INC.


                                           By: ________________________________
                                               Thomas Massie, President and CEO





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                                 ACKNOWLEDGEMENT

State of New York      )
                       ss.:
County of _____        )

         On the _____ day of _________, in the year 2006, before me, the undersigned, a Notary Public in and for said state, personally appeared Thomas Massie, President and Chief Executive Officer, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.


                                                    ----------------------------
                                                            Notary Public




























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                         SCHEDULE 4B(v)--EXISTING LIENS

The Company maintains a $750,000 credit line under which it can borrow up to 80% of its eligible outstanding accounts receivable. In connection with this credit line, the lender obtained a first priority security interest in all assets of the Company.


































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                                   SCHEDULE A


    Investor Name                                    Amount of Note

Anderson, Neil T.                                      $300,000.00

Auersperg, Paul                                        $ 50,000.00

Balfour Associates LP                                  $200,000.00

Burg Family Trust                                      $ 50,000.00

Callahan, Brian                                        $100,000.00

Coldrick, William                                      $100,000.00

Davenport, Edward C.                                   $ 50,000.00

Davis, James                                           $200,000.00

Dupree, Thomas                                         $ 50,000.00

Fortune Footwear                                       $ 50,000.00

Freed, Albert                                          $ 50,000.00

Herbert Wrabel Living Trust                            $ 50,000.00

High Capital Funding, LLC                              $100,000.00

Jia, Charles                                           $ 50,000.00

Kotler, Elia                                           $ 50,000.00

Landy, John                                            $300,000.00

Lefebvre, Scott  & Suzanne                             $ 50,000.00

Lowrance, Larry                                        $100,000.00

Massie, Thomas & Theresa                               $100,000.00

McCoy, Robert S.                                       $ 50,000.00

Panagolpolous, John & Betty                            $100,000.00

Rizos, George                                          $ 50,000.00

Troutman, John                                         $ 50,000.00

Baker, Christopher P.                                  $100,000.00

Davis, James                                           $ 50,000.00

Dupree, Thomas                                         $ 50,000.00

Heffernan, Ronald                                      $100,000.00

Kersch, Mitchell & Allison                             $ 50,000.00

McLemore, Robert                                       $ 50,000.00

Mead, Ian D.                                           $100,000.00

Seeger, Robert & Kara                                  $ 50,000.00